Exhibit 10.8
Director Compensation
Retainer — $20,000 per year
Each in-person meeting — $3,000
Each qtrly telephonic meeting — $500
All other telephonic meetings of board or committee — $500 per call per attendee
Committee membership:
Audit – $8,000 per year
Comp – $4,000 per year
Nom & Gov — $4,000 per year
Chair:
Board — $80,000 per year
Audit Comm — $36,000 per year
Comp Comm — $16,000 per year
Nom & Gov Comm — $16,000 per year
Equity Comp (non-employee directors) – 10,000 shares restricted stock; and 10,000 options per year
Options vest immediately, RS vests 50% after one year and 50% after two years.